UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C

Information Statement Pursuant to Section 14(c) of the

Securities Exchange Act of 1934

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Lincoln Variable Insurance Products Trust

(Name of Registrant as Specified in its Charter)

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JOINT INFORMATION STATEMENT

LINCOLN VARIABLE INSURANCE PRODUCTS TRUST

LVIP Delaware Bond Fund

LVIP Delaware Diversified Floating Rate Fund

LVIP Delaware Social Awareness Fund

LVIP Delaware Special Opportunities Fund

LVIP Delaware Wealth Builder Fund

August 8, 2019

Dear Contract Owners and Shareholders:

You currently have an investment interest in one or more of the Funds listed above (each, a “Fund” and collectively, the “Funds”) through your ownership of a variable annuity contract or variable life insurance policy (“Variable Contract”). As a “Contract Owner,” you are being furnished this Joint Information Statement to inform you about recent changes related to the Funds’ subadvisory arrangements.

At a meeting held on December 4, 2018 (the “Meeting”), the Board of Trustees (the “Board”) of the LVIP Variable Insurance Products Trust (the “Trust”) approved an amendment to the sub-advisory agreement between Lincoln Investment Advisors Corporation (“LIAC” or the “Adviser”) and Delaware Investments Fund Advisers (“DIFA” or the “Sub-Adviser”) (the “Amendment”), permitting DIFA to engage sub-sub-advisers to provide certain sub-advisory services to the Funds. In addition, the Board approved separate sub-sub-advisory agreements (each, a “Sub-Sub-Advisory Agreement,” collectively, the “Sub-Sub-Advisory Agreements”) between DIFA and Macquarie Investment Management Global Limited (“MIMGL”), Macquarie Investment Management Europe Limited (“MIMEL”), Macquarie Funds Management Hong Kong Limited (“MFMHKL”), and Macquarie Investment Management Austria Kapitalanlage (“MIMAK”) (together the “Sub-Sub-Advisers”), each dated April 30, 2019. DIFA will continue to serve as sub-adviser to the Funds and the Sub-Sub-Advisers may provide services to the Funds as and to the extent the Sub-Adviser delegates its sub-advisory services to them from time to time. As of the date of this Joint Information Statement, the Sub-Sub-Advisers have not begun providing services to the Funds. Each of the Sub-Sub-Advisers is an affiliate of DIFA.

The Funds are investment portfolios, or series, of the Trust. The Trust has received an exemptive order (the “Order”) from the U.S. Securities and Exchange Commission (“SEC”) permitting the investment adviser, subject to the approval of the Trust’s Board, to enter into or materially amend sub-advisory agreements without obtaining shareholder approval. As a condition of relying on the Order, the Adviser is required to furnish Fund shareholders (or, in this case, the Contract Owners) with an information statement describing any new subadviser (including sub-sub-advisers) within 90 days of hiring such subadviser when a sub-advisory agreement is entered into or materially amended without a shareholder vote. Accordingly, approval of the Amendment or the Sub-Sub-Advisory Agreements does not require a shareholder vote.

This document is for informational purposes only. You are not required to take any action and you are not requested to send us a proxy with respect to this sub-adviser change.

I.	Background

The Trust is an open-end management investment company organized as a statutory trust under the laws of the State of Delaware. The Trust currently consists of 97 separate portfolio series. Shares of the Funds and the other Trust series are offered only through separate accounts of insurance companies to fund the benefits of Variable Contracts. The insurance companies are the actual shareholders of the Fund; however, the Contract Owners are the beneficial owners of the Funds’ shares.

II.	Board Considerations

At the Meeting, the Trust’s Board met to consider, among other things, the approval of the Amendment between LIAC and DIFA, and the approval of the Sub-Sub-Advisory Agreements between the DIFA and the Sub-Sub-Advisers, with respect to the Funds. The trustees who were not “interested persons” of the Trust (as such term is defined in the Investment Company Act of 1940) (the “Independent Trustees”) reported that they had reviewed materials provided by the Adviser and the Sub-Adviser prior to the meeting, and were advised by their independent legal counsel of their fiduciary duties pertaining to the approval of sub-advisory and sub-sub-advisory agreements and the factors that they should consider in evaluating such agreements. The Independent Trustees and their independent legal counsel met separately from the “interested” trustee, Trust officers as well as other members of management to consider the approval of the proposed Amendment and the proposed Sub-Sub-Advisory Agreements. The Independent Trustees reported that they had considered, among others, the factors listed below and reached the following conclusions with respect to their recommendation to the Board of Trustees.

Amendment to Sub-Advisory Agreement

In considering the approval of the Amendment with the Sub-Adviser, the Board noted that the Amendment would allow the Sub-Adviser to use sub-sub-advisers and would require the Sub-Adviser to assist the Adviser in the supervision of such sub-sub-advisers, and that the DIFA would be fully responsible to the Trust for the acts and omissions of the Sub-Sub-Advisers. The Board noted that the proposed changes would not change the advisory fees charged to the Funds.

Sub-Sub-Advisory Agreements

In considering the approval of the proposed Sub-Sub-Advisory Agreements between DIFA and each of the Sub-Sub-Advisers, the Board did not identify any single factor or group of factors as all-important or controlling and considered a variety of factors in its analysis including those discussed below. The Board did not allot a particular weight to any one factor or group of factors.

Nature, Extent and Quality of Services and Performance.  In considering the approval of the proposed Sub-Sub-Advisory Agreement between DIFA and the Sub-Sub-Adviser with respect to each Fund, as set forth in the table below, the Board considered the nature, extent and quality of services to be provided by the Sub-Sub-Advisers under the proposed Sub-Sub-Advisory Agreements. The Board considered that the Sub-Sub-Advisers were proposed in order to allow the Sub-Adviser to draw on their asset management capabilities. The Board noted that the DIFA would be fully responsible to the Trust for the acts and omissions of the Sub-Sub-Advisers. The Board concluded that the services to be provided by each Sub-Sub-Adviser were expected to be satisfactory.

Fund	Sub-Sub-Advisers on Fund
LVIP Delaware Bond Fund	MIMEL, MIMAK and MIMGL
LVIP Delaware Diversified Floating Rate Fund	MIMEL, MIMAK and MIMGL
LVIP Delaware Social Awareness Fund	MIMGL and MFMHKL
LVIP Delaware Special Opportunities Fund	MIMGL and MFMHKL
LVIP Delaware Wealth Builder Fund	MIMEL, MIMAK, MIMGL and MFMHKL

Sub-Sub-Advisory Fee and Economies of Scale.  The Board noted that the proposed Sub-Sub-Advisory Agreements would entail no fees to the Funds.

Profitability and Fallout Benefits.  The Board noted that compensation, if any, to the Sub-Sub-Advisers would be the Sub-Adviser’s responsibility. The Board noted that the Sub-Sub-Advisory Agreements may further Macquarie Investment Management’s strategic initiative to integrate and publicize its global asset management businesses.

Overall Conclusions

Based on all the information considered and conclusions reached, the Board determined that the terms of the proposed Amendment and the proposed Sub-Sub-Advisory Agreements are fair and reasonable, and that approval of the proposed Amendment and each Sub-Sub-Advisory Agreement is in the best interests of each Fund.

III.	Additional Information about the Sub-Sub-Advisory Agreements

As of the date of this Joint Information Statement, the Sub-Sub-Advisers have not begun providing services to the Funds. Each Sub-Sub-Advisory Agreement is dated April 30, 2019 and has an initial two-year term. Thereafter, continuance of each of the Sub-Sub-Advisory Agreements will require the annual approval of the Board, including a majority of the Independent Trustees.

Under each Sub-Sub-Advisory Agreement, subject to the oversight and supervision of the Sub-Adviser, the Adviser and the Board, the Sub-Sub-Adviser may perform sub-advisory services at the request of the Sub-Adviser such as quantitative support, investment research and advice, and trading services. Each Sub-Sub-Advisory Agreement may be terminated at any time, without the payment of any penalty, upon 60 days’ notice to the Sub-Sub-Adviser by the Trust or the Sub-Adviser, provided that such termination shall be directed or approved by the vote of a majority of the Trustees of the Trust or by the vote of the holders of a majority of the outstanding voting securities of the Fund entitled to vote. A Sub-Sub-Adviser may also terminate the Sub-Sub-Advisory Agreement upon 60 days’ written notice to the Adviser. Each Sub-Sub-Advisory Agreement will terminate automatically upon the termination of the Sub-Advisory Agreement between the Trust and the Sub-Adviser or immediately upon its assignment.

A copy of the Amendment and Sub-Sub-Advisory Agreements will be filed with the SEC and accessible via the SEC’s website (www.sec.gov) through the EDGAR Database.

IV.	Information about the Sub-Sub-Advisers

The Sub-Sub-Advisers operate within Macquarie Investment Management (“MIM”), which is the marking name for certain companies comprising the asset management division of Macquarie Group

Limited, the ultimate parent company of the Macquarie Group, and its subsidiaries and affiliates worldwide. As of March 31, 2019, MIM had approximately $246.4 billion in assets under management.

MIMGL

MIMGL is a registered investment adviser established in February 1999. MIMGL is incorporated and domiciled in Australia.

The table below provides the name and principal occupation of the MIMGL’s directors and executive officers. The principal address of each of the directors and executive officers is 50 Martin Place, Sydney, Australia 2000.

Name	Principal Occupation
Scot Thompson	Director
Brett Lewthwaite	Director
Graham Maiden	Director
Bruce Terry	Director
Rajiv Gohil	Director
Nicholas Allton	Chief Legal Officer
Kean Lim	Chief Compliance Officer

MIMGL does not serve as an investment adviser or sub-adviser to any registered investment company which has an investment objective similar to the investment objectives of the Fund.

MIMEL

MIMEL is a registered investment adviser established in May 2015. MIMEL is incorporated in the United Kingdom.

The table below provides the name and principal occupation of the MIMEL’s directors and executive officers. The principal address of each of the directors and executive officers is 28 Ropemaker Street, London, United Kingdom EC2Y 9HD.

Name	Principal Occupation
David Fass	Director
Stephen Haswell	Director
Graham McDevitt	Director
Alison Wood	Chief Compliance Officer
Kathryn Burgess	Director

MIMEL does not serve as an investment adviser or sub-adviser to any registered investment company which has an investment objective similar to the investment objectives of the Fund.

MFMHKL

MFMHKL is a registered investment adviser established in July 2000. MFMHKL is incorporated and domiciled in Hong Kong.

The table below provides the name and principal occupation of the MFMHKL’s directors and executive officers. MFMHKL’s principal address is Level 18, One International Finance Centre, 1 Harbour View Street, Central, Hong Kong.

Name	Principal Occupation
John Bugg	Director
Benjamin Austin	Chief Compliance Officer
Jennifer Oswald	Legal Entity Controller
Wei Cheong	Director
Bastiaan Van Buuren	Director

MFMHKL does not serve as an investment adviser or sub-adviser to any registered investment company which has an investment objective similar to the investment objectives of the Fund.

MIMAK

MIMAK is a registered investment adviser established in September 1998. MIMAK is incorporated in Austria.

The table below provides the name and principal occupation of the MIMAK’s directors and executive officers. MIMAK’s principal address is Kaerntner Strasse 28 1010 Vienna, Austria.

Name	Principal Occupation
Rene Kreisl	Director, Chief Compliance Officer
Gerhard Aigner	Director
Konrad Kontriner	Director

MIMAK does not serve as an investment adviser or sub-adviser to any registered investment company which has an investment objective similar to the investment objectives of the Fund.

V.	Information about the Adviser and the Trust

Investment Adviser

The Adviser – Lincoln Investment Advisor Corporation – serves as the Funds’ investment adviser and is located at 150 N. Radnor-Chester Road, Radnor, Pennsylvania 19087.

For the fiscal year ended December 31, 2018, the Funds paid fees to the Adviser equal to the following aggregate annual rates, expressed as a percentage of a Fund’s average daily net assets:

Name of Fund	Aggregate Annual Rate as a Percentage of Average Daily Net Assets
LVIP Delaware Bond Fund	0.31%
LVIP Delaware Diversified Floating Rate Fund	0.55%
LVIP Delaware Social Awareness Fund	0.38%
LVIP Delaware Special Opportunities Fund	0.38%
LVIP Delaware Wealth Builder Fund	0.63%

For the fiscal year ended December 31, 2018, the Funds paid investment advisory fees, net of fee waivers and expense reimbursements, as follows:

Name of Fund	FYE Ended December 31, 2018
LVIP Delaware Bond Fund	$19,512,202
LVIP Delaware Diversified Floating Rate Fund	4,923,575
LVIP Delaware Social Awareness Fund	2,725,611
LVIP Delaware Special Opportunities Fund	2,542,710
LVIP Delaware Wealth Builder Fund	1,125,016

Principal Underwriter and Distributor

The Funds’ principal underwriter and distributor, Lincoln Financial Distributors, Inc. (“LFD”), is located at 130 N. Radnor-Chester Road, Radnor, Pennsylvania 19087. LFD is an affiliate of the Adviser.

Broker-Dealers Affiliated with the Adviser

The Adviser has the following affiliated brokers: Lincoln Financial Advisors Corporation, Lincoln Financial Distributors, Inc., and Lincoln Financial Securities Corporation.

Payments of Commissions to Affiliated Brokers

For the fiscal year ended December 31, 2018, the Funds paid no commissions to any affiliated broker.

Administrator

The Funds’ administrator, Lincoln National Life Insurance Company (“Lincoln Life”), is located at 1300 S. Clinton St., Fort Wayne, Indiana 46802. Lincoln Life is an affiliate of the Adviser.

Outstanding Shares

As of August 1, 2019, the Funds’ outstanding shares were as follows:

Fund/Class	Outstanding Shares
LVIP Delaware Bond Fund – Standard Class	172,208,296.5
LVIP Delaware Bond Fund – Service Class	281,714,477.4
LVIP Delaware Diversified Floating Rate Fund – Standard Class	5,455,573.342
LVIP Delaware Diversified Floating Rate Fund – Service Class	84,107,634.04
LVIP Delaware Social Awareness Fund – Standard Class	15,100,308.04
LVIP Delaware Social Awareness Fund – Service Class	2,350,855.146
LVIP Delaware Special Opportunities Fund – Standard Class	12,681,410.34
LVIP Delaware Special Opportunities Fund – Service Class	3,817,690.042
LVIP Delaware Wealth Builder Fund – Standard Class	11,630,390.81
LVIP Delaware Wealth Builder Fund – Service Class	2,349,045.004

Because the Funds are available as an investment for Variable Contracts offered by certain life insurance companies, the insurance companies could be deemed to control the voting securities of a Fund (i.e., by owning more than 25%). However, an insurance company would exercise voting rights attributable to any Fund shares that it owns (directly or indirectly) in accordance with, and in proportion to, voting instructions received by owners of the Variable Contracts. A small number of Contract Owners could therefore determine whether a Fund’s proposals are approved.

Ownership of Shares

As of August 1, 2019, no persons beneficially owned 5% (or 25% or more) of the Funds’ shares.

As of August 1, 2019, the Trustees and officers of the Trust as a group beneficially owned less than 1% of each Fund’s outstanding shares.

VI.	Other Information

Householding

Only one copy of this Information Statement is mailed to households, even if more than one person in a household is a Fund shareholder of record, unless the Funds have received instructions to the contrary. If you need additional copies of this Information Statement, or if you do not want the mailing of an Information Statement to be combined with those for other members of your household in the future, or if you are receiving multiple copies and would rather receive just one copy for the household, please contact the Trust by calling 1-800-454-6265 or by writing to the Trust at P.O. Box 2340, Fort Wayne, Indiana 46801 (regular mail) or 1300 S. Clinton Street, Fort Wayne, Indiana 46802 (express mail).

Financial Statements

Shareholders can obtain a copy of each Fund’s most recent Annual Report and Semi-Annual Report without charge, by calling 1-800-454-6265, by writing to the Trust at P.O. Box 2340, Fort Wayne, Indiana 46801 (regular mail) or 1300 S. Clinton Street, Fort Wayne, Indiana 46802 (express mail) or by visiting https://www.lfg.com/lvip.

PLEASE RETAIN THIS INFORMATION STATEMENT FOR FUTURE REFERENCE